EXHIBIT 99.1
Crosstex Energy, L. P.
Unaudited Pro Forma Combined Financial Statements
Introduction
     The following is our unaudited combined pro forma statement of operations for the year ended December 31, 2005.
     The unaudited pro forma combined statement of operations assumes that the following transactions occurred on January 1, 2005:
•	the acquisition (the “El Paso Acquisition”) of CFS Louisiana Midstream Company and El Paso Dauphin Island Company, L.L.C. from subsidiaries of El Paso Corporation for $481.0 million, including direct acquisition costs of $3.1 million;

•	borrowings under our amended credit facility of $258.6 million to finance the El Paso Acquisition and $5.7 million of fees to amend our credit facility;

•	our offering of 2,850,165 Senior Subordinated Series B Units for net proceeds of $107.1 million, including a $2.1 million capital contribution from our general partner, the proceeds of which were used to finance the El Paso Acquisition; and

•	our public offering of 3,731,050 Common Units for net proceeds of $120.9 million, including a $2.5 million capital contribution from our general partner, the proceeds of which were used to finance the El Paso Acquisition.
     The pro forma statement of operations was derived by adjusting the historical financial statements of Crosstex Energy, L. P. The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments. Our audited balance sheet as of December 31, 2005 included in our Annual Report on Form 10-K for the year ended December 31, 2005 reflects all of the transactions listed above so no pro forma balance sheet is required.
     The pro forma statement of operations has also been derived from El Paso’s historical accounting records and is presented on a carve-out basis to include the historical operations applicable to CFS Louisiana Midstream Company and El Paso Dauphin Island Company, L. L. C. The historical statement of direct revenues and expenses for El Paso vary from an income statement in that they do not show certain expenses that were incurred in connection with El Paso’s and its subsidiaries’ ownership of the acquired companies, including general and administrative expenses and income taxes. These costs were not separately allocated to the acquired companies and any pro forma allocation would not be a reliable estimate of what these costs would actually have been had the acquired companies been operated historically as stand-alone entities. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the acquired companies’ historical performance due to greatly different size, structure, operations, and accounting of El Paso Corporation and its subsidiaries.
     Full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances.
     However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the acquisition from El Paso Corp. and the other transactions. The unaudited pro forma financial statement does not purport to present the results of operations of Crosstex Energy, L. P. had the El Paso Acquisition or the other transactions actually been completed as of the date indicated. Moreover, the statement does not project the results of operations of Crosstex Energy, L. P. for any future date or period.

CROSSTEX ENERGY, L.P.
Unaudited Pro Forma Combined Statement of Operations
Year Ended December 31, 2005
(In thousands, except per unit data)

	Crosstex		Pro Forma
	Historical	El Paso	Adjustments		Pro Forma
Revenues:
Midstream	$2,982,874	$287,426	—		$3,270,300
Treating	48,606	—	—		48,606
Profit on Commercial Services activities	1,568	—	—		1,568

Total revenues	3,033,048	287,426	—		3,320,474

Operating costs and expenses:
Midstream purchased gas	2,860,823	240,830	—		3,101,653
Treating purchased gas	9,706	—	—		9,706
Operating expenses	56,736	20,784	—		77,520
General and administrative	32,697	—	—		32,697
Loss (profit) on derivatives	9,968	—	—		9,968
Loss (gain) on sale of property	(8,138)	—	—		(8,138)
Depreciation and amortization	36,024	—	27,187	(a)	63,211

Total operating costs and expenses	2,997,816	261,614	27,187		3,286,617

Operating income	35,232	25,812	(27,187)		33,857

Other income (expense):
Interest expense, net	(15,767)	—	(11,117	)(b)	(27,826)
			(942	)(c)

Other income	392	—	—		392

Total other income (expense)	(15,375)	—	(12,059)		(27,434)

Income before minority interest and taxes	19,857	25,812	(39,246)		6,423

Minority interest in subsidiary	(441)	—	—		(441)
Income tax provision	(216)	—	—		(216)

Net income (loss)	$19,200	$25,812	$(39,246)		$5,766

General partner interest in net income	$8,652	—	$2,113	(d)	$10,765

Limited partner interest in net income (loss)	$10,548	—	—		$(4,999)

Net income per unit:
Basic	$0.56	—	—		$(0.20)

Diluted	$0.51	—	—		$(0.20)

Weighted average units outstanding:
Basic	19,006	—	5,707	(e)	24,713

Diluted	20,527	—	4,186	(e)	24,713

Crosstex Energy, L. P.
Notes to Unaudited Pro Forma Combined Statement of Operations
(In thousands, except unit data)
Offering and Transactions
     The unaudited pro forma combined statement of operations assumes that the following transactions occurred on January 1, 2005:
•	the acquisition (the “El Paso Acquisition”) of CFS Louisiana Midstream Company and El Paso Dauphin Island Company, L.L.C. from subsidiaries of El Paso Corporation for $481.0 million, including direct acquisition costs of $3.1 million;

•	borrowings under our amended credit facility of $258.6 million to finance the El Paso Acquisition and $5.7 million of fees to refinance our credit facility;

•	our offering of 2,850,165 Senior Subordinated Series B Units for net proceeds of $107.1 million, including a $2.1 million capital contribution from our general partner, the proceeds of which were used to finance the El Paso acquisition; and

•	our public offering of 3,731,050 Common Units for net proceeds of $120.9 million, including a $2.5 million capital contribution from our general partner, the proceeds of which were used to finance the El Paso Acquisition.
Pro Forma Adjustments to Consolidated Statement of Operations
(a)	Reflects additional depreciation and amortization expenses realized from the assets acquired from El Paso as if the acquisition had occurred on January 1, 2005. The additional depreciation and amortization expenses were calculated based on a straight line basis over fifteen years.

(b)	Reflects additional interest expense related to the increased borrowings on our credit facility to consummate the El Paso Acquisition. The applicable interest rate used was 5.16% for the year ended December 31, 2005. The effect of fluctuations of 0.125% and 0.25% in interest rates under the Partnership’s credit facility on pro forma interest expense for the year ended December 31, 2005, would have been approximately $0.3 million and $0.5 million, respectively.

(c)	Reflects increased amortization of debt issue costs incurred in negotiating increased borrowing capacity under our credit facility to provide funds for the El Paso Acquisition. These costs were amortized based on the five years remaining on the credit facility term as of the acquisition date.

(d)	Reflects the increase in the net income allocation to the general partner due to the increase in incentive distributions to our General Partner based on historical dividend rates per unit per quarter applied to additional Senior Subordinated Series B Units and Common Units issued to fund the El Paso Acquisition less the General Partner’s proportionate 2% share of decreased pro forma net income relative to the acquisition adjustments and pro forma adjustments.

(e)	Reflects increase in weighted average units outstanding due to unit offerings to finance the E1 Paso Acquisition. The increase in the diluted weighted average units is less than the increase in the basic weighted average units because a portion of the units are antidilutive due to the pro forma net loss attributable to limited partners.

(f)	No income taxes have been provided because assets held in the Partnership are generally not subject to income taxes since income taxes are borne by its partners.

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